Ex. 99.2

SILVERLEAF RESORTS, INC.
1221 River Bend Drive, Suite 120
Dallas, Texas 75247
(214) 631-1166

Contact:	Harry J. White, Jr.
Chief Financial Officer
(214) 631-1166

SILVERLEAF RESORTS, INC. COMPLETES
INITIAL EVALUATION OF NEW ACCOUNTING PRONOUNCEMENT

DALLAS, TX, (December 14, 2005) --- Silverleaf Resorts, Inc. (AMEX:SVL), announced that it has completed its initial evaluation of the impact of Statement of Financial Accounting Standards No. 152, “Accounting for Real Estate Time-Sharing Transactions” (“SFAS 152”). This accounting pronouncement will apply to Silverleaf beginning with the start of its next fiscal year on January 1, 2006. Based on the initial evaluation Silverleaf does not believe the adoption of SFAS No. 152 will have a material impact on its consolidated results of operations, financial position, and future financial statements.

Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates 13 timeshare resorts in various stages of development. Silverleaf Resorts offers a wide array of country club-like amenities, such as golf, swimming, horseback riding, boating, and many organized activities for children and adults.

This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading “Cautionary Statements” in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s 2004 Annual Report on Form 10-K (pages 19 through 27 thereof) filed on March 25, 2005.